General Steel Receives NYSE Notification Regarding Delay in Filing of Annual Report on Form 10-K

Company Signs Framework Agreement with Strategic Partner to Strengthen Vertical Integration and Expand Direct Sales Capabilities

BEIJING – April 20, 2012 -- General Steel Holdings, Inc. (“General Steel” or “the Company”) (NYSE: GSI), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that it has received a letter from the New York Stock Exchange (“NYSE”), informing the Company that, as a result of its failure to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2011 with the U.S. Securities and Exchange Commission (the “SEC”), the Company is not currently in compliance with the continued listing requirements under Section 802.01E of the NYSE-Listed Company Manual. The notification from the NYSE, which was received on April 17, 2012, has no immediate impact on the listing or trading of General Steel’s common stock on the NYSE.

As stipulated under Section 802.01E, General Steel shares will continue to trade on the NYSE for a six-month period beginning April 16, 2012, the deadline for the Company to file its annual report on Form 10-K following the extension granted under SEC Rule 12b-25. During this six-month period, the NYSE will closely monitor General Steel’s filing status and related public disclosure through contact with the Company and other means. If the Company is unable to file its annual report within this six-month period, the NYSE may grant, at its discretion, a further extension to the trading period of up to six months, depending on the specific circumstances.

As previously disclosed, the Company’s inability to timely file its annual report on Form 10-K is due to the fact that it has been reassessing the accounting treatment for the period from June 2009 to December 2010 with regard to its collaboration with Shaanxi Iron and Steel Group, Co. Ltd. (“Shaanxi Steel”) on the construction of equipment by Shaanxi Steel. In 2011, PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PwC") was engaged by the Company as the Company's independent registered public accountant to conduct the audit of the Company's consolidated financial statements for the year ended December 31, 2011.

As part of this process, the Company submitted documentation related to the aforementioned matter to the Office of Chief Accountant (“OCA”) of the SEC, with a request that the OCA provide their view on the Company's accounting treatment for this matter. Following receipt of the OCA's view on this matter, the Company will file its quarterly reports on Form 10-Q and its annual report on Form 10-K as soon as practicable. The Company has had ongoing discussions with the members of its Audit Committee to ensure they are well informed on the progress related to these delayed filings. To date, the Company has gone through several rounds of discussion with the staff at OCA to ensure that they have a thorough understanding of the matter and have been provided all information needed to make a recommendation on the proper accounting treatment for the matter.

“We are taking a proactive approach to resolving this matter, and believe that our ongoing discussions with PwC and the OCA have been productive,” said John Chen, Chief Financial Officer of General Steel. “We are committed to upholding the highest standards of internal controls and accounting policies, and we will complete preparation of our financial statements and submit our filings with the SEC as soon as possible once a final determination is made."

On March 27, 2012, in order to maximize its shareholder value, the Company announced a new share repurchase program, which allows the Company to repurchase up to an aggregate of 2,000,000 shares of its common stock. From April 3, 2012 through April 17, 2012, the Company repurchased 437,279 shares at an average price of $1.02 per share.

In addition, the Company announced that its principal subsidiary, Shaanxi Longmen Iron and Steel Co., Ltd. (“Longmen Joint Venture”) entered into a framework agreement with a strategic direct-sales partner, Shaanxi Coal Materials Supply, Ltd. (“Shaanxi Coal Materials”), to expand its direct sales capabilities, as well as to further enhance its vertical integration.

General Steel Holdings, Inc.

Shaanxi Coal Materials is a wholly-owned subsidiary of Shaanxi Coal and Chemical Industry Group Co., Ltd. (“Shaanxi Coal”), one of the Company’s Unified Management Agreement partners. Under the framework agreement, Shaanxi Coal Materials, acting as the internal purchasing agent for Shaanxi Coal, will source infrastructure and construction grade steel from Longmen Joint Venture to supply Shaanxi Coal and all of its subsidiaries. On behalf of Shaanxi Coal, Shaanxi Coal Materials will provide Longmen Joint Venture with its construction materials, at prices not above local market pricing, according to the Company’s demands, and has committed to providing financial support for Longmen Joint Venture’s development.

“Expanding the Company’s direct sales channel is one of our operational initiatives in 2012, as government-led projects present significant opportunities for our Company and our strategic partners,” said Mr. Henry Yu, Chief Executive Officer of General Steel. “Since the beginning of the second quarter, we have seen an increase in steel demand to support infrastructure and housing projects, following the recent improvement in real estate development and the ongoing implementation of supportive government policies. Notably, the Shaanxi provincial government has increased its fiscal budget for public housing to RMB 9.6 billion, with a goal of building 112,000 public housing units in 2012.”

About Shaanxi Coal and Chemical Industry Group Co., Ltd.

Shaanxi Coal and Chemical Industry Group Co., Ltd., a State-Owned company and the largest coal producer in Shaanxi Province, ranks 195th among China's top 500 enterprises.  The Company is primarily engaged in the mining and production of coal and the manufacture of a variety of industrial chemicals. It has more than 50 affiliated companies throughout China, with over 100 million tons of annual coal production volume and RMB 51.5 billion of sales revenue in 2010.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 7 million metric tons of crude steel production capacity, its companies serve various industries and produce a variety of steel products including rebar, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

General Steel Holdings, Inc.

Contact Us

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Jenny Wang

General Steel Holdings, Inc.

Tel: +86-10-5879-7346

Email: jenny.wang@gshi-steel.com

Wendy Sun

The Piacente Group, Inc.

Investor Relations

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The Piacente Group, Inc.
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